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                                                                   EXHIBIT 10.14




                         PURCHASE AND SALE AGREEMENT



                           DATED FEBRUARY 20, 1998

                                    AMONG

                         SPECTRASITE HOLDINGS, INC.

                                     AND

                          METROSITE MANAGEMENT, LLC


                                     AND


                         APEX SITE MANAGEMENT, L.P.



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                               TABLE OF CONTENTS

                               PURCHASE AGREEMENT



ARTICLE I.

PURCHASE AND SALE...............................................................................................  1
         SECTION 1.1       Agreement to Purchase and Sell Units.................................................  1
         SECTION 1.2       Purchase Price.......................................................................  1
         SECTION 1.3       Payment for Non-Compete Agreement....................................................  3
         SECTION 1.4       Closing..............................................................................  3

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF
SELLER AND COMPANY..............................................................................................  3
         SECTION 2.1       Disclosure  Schedule.................................................................  3
         SECTION 2.2       Incorporation and Qualification......................................................  3
         SECTION 2.3       Capital Units of the Company.........................................................  4
         SECTION 2.4       Subsidiaries and Other Business Entities.............................................  4
         SECTION 2.5       Authority of Seller and the Company; Enforceability..................................  4
         SECTION 2.6       No Conflicts; Consents...............................................................  5
         SECTION 2.7       Corporate Records of the Company.....................................................  5
         SECTION 2.8       Financial Statements.................................................................  5
         SECTION 2.9       Absence of Certain Changes, Events and Conditions....................................  6
         SECTION 2.10      Accounts Receivable..................................................................  8
         SECTION 2.11      Tangible Personal Property...........................................................  8
         SECTION 2.12      Inventory............................................................................  8
         SECTION 2.13      Intellectual Property................................................................  8
         SECTION 2.14      Contracts............................................................................  9
         SECTION 2.15      Employee Benefits.................................................................... 10
         SECTION 2.16      Labor Matters........................................................................ 12
         SECTION 2.17      Taxes................................................................................ 12
         SECTION 2.18      Litigation........................................................................... 13
         SECTION 2.19      Licenses............................................................................. 13
         SECTION 2.20      Compliance with Laws................................................................. 13
         SECTION 2.21      Insurance............................................................................ 13
         SECTION 2.22      Bank Accounts........................................................................ 14
         SECTION 2.23      Brokers.............................................................................. 14
         SECTION 2.24      Governmental Authorization........................................................... 14
         SECTION 2.25      Amounts Owing........................................................................ 14
         SECTION 2.26      Employees; Immigration............................................................... 14


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
         SECTION 2.27      No Undisclosed Liabilities........................................................... 15
         SECTION 2.28      Real Property........................................................................ 15
         SECTION 2.29      Certain Interests.................................................................... 15
         SECTION 2.30      Powers of Attorney................................................................... 15
         SECTION 2.31      Other Information.................................................................... 15
         SECTION 2.32      Environmental Compliance............................................................. 15

ARTICLE III.

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER................................................................................................ 17
         SECTION 3.1       Organization and Authority of Purchaser.............................................. 17
         SECTION 3.2       No Conflicts......................................................................... 18
         SECTION 3.3       Investment Purpose................................................................... 18
         SECTION 3.4       Brokers.............................................................................. 18

ARTICLE IV.

ADDITIONAL COVENANTS............................................................................................ 18
         SECTION 4.1       Conduct of Business Prior to the Closing............................................. 18
         SECTION 4.2       Confidentiality and Public Announcements............................................. 19
         SECTION 4.3       COBRA Compliance..................................................................... 19
         SECTION 4.4       Inconsistent Activities.............................................................. 19
         SECTION 4.5       Amounts Owing........................................................................ 20
         SECTION 4.6       Governmental Filings, Section 338(h)(10).  .......................................... 20
         SECTION 4.7       Prepayment of Debts.................................................................. 20
         SECTION 4.8       Certain Taxes Arising in Connection with this Agreement.............................. 20
         SECTION 4.9       Apportionment of Taxes............................................................... 20

ARTICLE V.

CLOSING......................................................................................................... 21
         SECTION 5.1       Purchaser's Closing Deliveries....................................................... 21
         SECTION 5.2       Seller's Closing Deliveries.......................................................... 21
         SECTION 5.3       Employees............................................................................ 22
         SECTION 5.4       Allocation Schedule.................................................................. 22
         SECTION 5.5       Further Assurances................................................................... 23

ARTICLE VI.

INDEMNIFICATION; LIABILITY...................................................................................... 23
         SECTION 6.1       Survival of Representations and Warranties........................................... 23
         SECTION 6.2       Indemnification by Seller............................................................ 23
         SECTION 6.3       Indemnification by Purchaser......................................................... 23


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
         SECTION 6.4       General Indemnification Provisions................................................... 24
         SECTION 6.5       Limits on Indemnification and Liability.............................................. 25
         SECTION 6.6       Right of Offset...................................................................... 25

ARTICLE VII.

Intentionally Deleted........................................................................................... 25

ARTICLE VIII.

GENERAL PROVISIONS.............................................................................................. 25
         SECTION 8.1       Notices.............................................................................. 25
         SECTION 8.2       Headings............................................................................. 26
         SECTION 8.3       Severability......................................................................... 26
         SECTION 8.4       Entire Agreement..................................................................... 27
         SECTION 8.5       Assignment........................................................................... 27
         SECTION 8.6       No Third-Party Beneficiaries......................................................... 27
         SECTION 8.7       Amendment............................................................................ 27
         SECTION 8.8       Counterparts......................................................................... 27
         SECTION 8.9       Governing Law........................................................................ 27
         SECTION 8.10      Jurisdiction......................................................................... 27
         SECTION 8.11      Binding Agreement.................................................................... 27




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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 20th day of February, 1998, by and among APEX SITE MANAGEMENT, L.P., a Delaware limited partnership ("Purchaser"), and SPECTRASITE HOLDINGS, INC., a Delaware corporation ("Seller"), and METROSITE MANAGEMENT, LLC, an Arkansas limited liability company ("Company").

                                  WITNESSETH:

         WHEREAS, Seller owns all of the issued and outstanding capital membership units ("Units") of the Company;

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Units;

         NOW, THEREFORE, in consideration of the, Closing, the Purchase Price, and the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                               PURCHASE AND SALE

         SECTION 1.1 Agreement to Purchase and Sell Units. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date, all of the Units free and clear of all security interests, pledges, liens, encumbrances, charges, or restrictions on the ownership, use, voting, transfer, receipt of dividends or other attributes of ownership or obligations to make distributions.

         SECTION 1.2 Purchase Price for Units; Pro Rations. The purchase price for the Units will be paid to Seller by Purchaser at Closing as follows:

                  (a) Cash Portion. Two Hundred and Eighty-Eight Thousand Five Hundred Seventy-Five and No/100 Dollars ($288,575.00) by cashier's checks, wire transfer or other good, immediately available U.S. funds ("Cash Portion"); and

                  (b) Royalty. Purchaser shall pay to Seller a royalty ("Royalty") in the following amounts calculated as follows:

                  A) Royalty on Old Clients. Ten percent (10%) of the fee income actually collected by the Company or the Purchaser, as the case may be, pursuant to those


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         Management Agreements (defined in Section 2.14 below) executed prior to the Closing Date.

                  B) Royalty on New Clients. Five percent (5%) of the fee income actually collected by the Company or the Purchaser, as the case may be, pursuant to those Management Agreements executed subsequent to the Closing Date.

                  C) Payment. On or before the thirtieth (30th) day after the end of each calendar quarter, the Company or the Purchaser, as the case may be, shall deliver to Seller (i) a statement showing the revenues actually collected by the Company or the Purchaser, as the case may be, together with a statement showing the calculation of the Royalty due for such quarter (the "Report"), and (ii) a check in the amount of the Royalty then due, if any. The first Royalty payment, if any, is due and payable on April 30, 1998.

                  D)       Seller's Right to Audit.  Seller shall have thirty
         (30) days following the receipt of the Report within which to examine and/or audit, at Seller's initial expense, the Company's or the Purchaser's, as the case may be, books and records maintained upon which the Report was based, and to contest the Company's or the Purchaser's, as the case may be, determination of Royalty for the period of time in question. If Seller does not give the Company or the Purchaser, as the case may be, notice in writing that it contests the Company's or the Purchaser's, as the case may be, determination of the Royalty within said thirty (30) days period, then said Report and the Company's or the Purchaser's, as the case may be, payment of Royalty based thereon shall be final and conclusive. In the event that Seller's review or audit reveals any error in the computation or payment of Royalty then any overpayment shall be refunded by Seller to the Company, or the Purchaser, as the case may be, or any underpayment shall be paid by the Company or the Purchaser, as the case may be, to Seller, within fifteen (15) days after Seller's notice to the Company or the Purchaser, as the case may be, of the amount thereof. If any underpayment is in excess of ten percent (10%) of the amount of the Royalty theretofore paid, then, in addition, the Company shall reimburse Seller or the Purchaser, as the case may be, for all of its reasonable costs and expenses of performing or causing such review and/or audit.

                  E) Term. Purchaser's obligation to pay Royalties shall expire with respect to fee income collected pursuant to Section 1.2(b)(A) or (B) hereof by the Company or the Purchaser, as the case may be, on or before the sixth (6th) anniversary of the Closing Date.

                  F) Company's Right of Set-Off. Whenever Seller shall become indebted to Purchaser pursuant to Section 6.1 below, then said obligation of Seller shall be repaid to Purchaser by offset against, and reduction of, the Royalty, as of the date of the Notice (as defined below) unless Seller disputes such offset. Prior to any offset from the Royalty, and unless Seller disputes such offset, Purchaser shall provide ten (10) days


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         prior written notice (the "Notice") setting forth: (1) the reason for the offset; and (2) the amount of the offset. Seller shall have full legal and equitable rights and remedies to challenge any offset. This right of offset, however, shall not be exclusive of any other right or remedy Purchaser may have at law or in equity.

                  (c) Pro Rations. The Cash Portion of the Purchase Price shall be adjusted at Closing for accounts receivable and accounts payable of the Company.

         SECTION 1.3 Payment for Non-Compete Agreement. As consideration for the non-compete agreement to be executed by Seller at Closing (the "Non Compete Agreement"), Purchaser shall pay to Seller at Closing the sum of Ten Thousand and No/100 Dollars ($10,000.00) by cashier's checks, wire transfer or other good, immediately available U.S. funds.

         SECTION 1.4 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Arnall Golden & Gregory, LLP on February 27, 1998 (the "Closing Date").


                                  ARTICLE II.

                       REPRESENTATIONS AND WARRANTIES OF
                               SELLER AND COMPANY

         As an inducement to the Purchaser to enter into this Agreement, Seller and the Company each hereby jointly and severally represent and warrant to Purchaser (each of which representation and warranty is material to and relied upon by Purchaser) as follows:

         SECTION 2.1 Disclosure Schedule. Attached hereto and incorporated herein by reference is a schedule (the "Disclosure Schedule") containing certain information regarding the Company as indicated at various places in this Agreement. The Disclosure Schedule shall be deemed for all purposes of this Agreement to constitute an integral part of this Agreement and the representations and warranties of Seller and the Company, as applicable, contained herein.

         SECTION 2.2       Incorporation and Qualification.

                  (a) Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas and, except as set forth in Section 2.19 of the Disclosure Schedule, has all right, power and authority, together with all governmental licenses, authorizations, consents and approvals, required to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on its business. The Company is duly qualified as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary and where the failure to qualify would have a Material Adverse Effect (defined below) upon the


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Company.  All jurisdictions in which the Company is qualified as a foreign limited liability company are set forth in Section 2.2(a) of the Disclosure Schedule.

         For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company taken as a whole.

                  (b) Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all right, power and authority, together with all governmental licenses, authorizations, consents and approvals, required to own, operate or lease the properties and assets now owned, operated or leased by the Seller and to carry on its business.

         SECTION 2.3 Capital Units of the Company. The authorized capital Units of the Company consists of one hundred (100) units, all of which are solely owned, of record and beneficially by Seller. Each outstanding Unit has been duly authorized and validly issued, and is fully paid and non-assessable. Seller has, and will have on the Closing Date, good, valid and marketable title to the Units free and clear of any Units Encumbrances (defined below). There are outstanding (i) no securities of any nature whatsoever of the Company except as set forth in this Section 2.3, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options (including employee stock options), warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating, or which may obligate, the Company to sell or issue any additional Units or other equity interests in the Company, (iv) no obligation of the Company to issue any voting securities or securities convertible into or exchangeable for Units or other voting securities of the Company and (v) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of Company Securities. Upon Closing, Seller shall transfer to Purchaser all right, title and interest in and to the Units free and clear of any Units Encumbrances. As used in this Agreement, "Units Encumbrances" shall mean any security interest, pledge, lien, charge, adverse claim of ownership or use, or any restriction on ownership, use, voting, transfer or receipt of dividends or distributions, or any other encumbrance of any kind.

         SECTION 2.4 Subsidiaries and Other Business Entities. There are no corporations, limited liability companies, partnerships, joint ventures or other business entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

         SECTION 2.5       Authority of Seller and the Company; Enforceability.
(i) Seller and the Company have all necessary power and authority to enter into this Agreement, to carry out its respective obligations hereunder and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly authorized, executed and delivered by the Company and Seller,


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and this Agreement (and the respective obligations of the Company and Seller set forth herein), assuming due authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of the Company and Seller, enforceable against the Company and Seller respectively in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect, if any, of general principles of equity.

         SECTION 2.6 No Conflicts; Consents. Section 2.6 of the Disclosure Schedule sets forth all of the consents, approvals, authorizations, filings, notifications and other actions necessary to consummate all of the transactions described herein. Assuming all consents, approvals, authorizations and other actions described in Section 2.6 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section
2.6 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by Seller and the Company does not and will not:

                  (a) violate or conflict with the certificate of incorporation or bylaws or other organizational documents of the Seller or violate or conflict with the articles of organization, operating agreement or other organizational documents of Company;

                  (b) conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, any foreign, federal, state or local governmental authority, body, agency official, regulatory or administrative agency, body or official, or governmental commission, court, tribunal, or arbitral body (singularly and collectively, the "Governmental Authority") applicable to Seller or the Company or their respective businesses;

                  (c)      (i) conflict with, (ii) result in any breach of,
(iii) constitute a material default (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default) under, (iv) give to others any rights of termination, amendment, acceleration or cancellation of or (v) result in the creation of any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or any encumbrance of any kind (collectively, the "Encumbrance") on the Seller, the Company or their assets pursuant to, any agreement, contract or other instrument to which the Seller or the Company is a party, or by which any of their assets or properties is bound.

         SECTION 2.7 Corporate Records of the Company. The records and minute book of the Company heretofore furnished to Purchaser by the Company correctly show the total number of Units issued and outstanding and all Company action taken by the members and managers of the Company (including actions taken by consent without a meeting), and contain true, correct and complete copies or originals, as in effect as of the date hereof of the articles of organization and operating agreement and bylaws and all amendments thereto.

         SECTION 2.8 Financial Statements. Section 2.8 of the Disclosure Schedule sets forth the true, correct and complete internally prepared and unaudited Balance Sheets and


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Income Statements for the months ended April 30, 1997, May 31, 1997, June 30,
1997, July 31, 1997, August 31, 1997, September 30, 1997, October 31, 1997,
November 30, 1997, and December 31, 1997 (collectively, the "Financial Statements"). All of the Financial Statements present fairly and accurately the financial condition of the Company as of the respective dates thereof and the results of its operations for the periods then ended; provided that the Financial Statements do not include footnotes and that non-year-end Financial Statements are subject to normal, recurring, year-end adjustments, none of which are material. All of the books and records of the Company have been maintained in accordance with good business practice and are in all material respects in accordance with all laws, regulations and other requirements applicable to its business and operations.

      SECTION 2.9       Absence of Certain Changes, Events and Conditions.

                  (a) Since May 31, 1997, there has not been any material adverse change in the condition (financial or otherwise) of the business or the liabilities, assets, operations, results of operations, prospects or condition (financial or other) of the Company.

                  (b) Except as set forth in Section 2.9(b) of the Disclosure Schedule, since May 31, 1997, the Company has operated its business in the ordinary course consistent with past practice, and the Company has not:

                           (i) permitted or allowed any of its assets to be mortgaged, pledged or subjected to any Encumbrance;

                           (ii) written down, or written up the value of any of its inventory or other assets;

                           (iii)    amended, terminated, cancelled or
         compromised any claims or waived any other rights, or sold, transferred or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, contracts, leasehold interests and intangible property);

                           (iv) disposed of or permitted to lapse any patent, trademark, assumed name, service mark, trade name or copyright application, registration or license to its business, or under which the Company has any right or license, or disclosed to any person any trade secret or process of its business, or under which the Company has any right or license;

                           (v)      granted any general increase in the
         compensation of the employees of the Company (including, without limitation, any such increase pursuant to any Plan, as defined in
         Section 2.15), or established or increased or promised to increase any benefits under any such Plan;


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                           (vi)     made any material changes in the customary
         methods of operation of its business, including practices and policies relating to leasing, purchasing, marketing or selling;

                           (vii)    declared, made, or set aside any
         distributions (whether in cash, securities or other property) to its owners with respect to the Units, or redeemed any of its equity interests;

                           (viii) incurred or assumed any indebtedness for borrowed money or guaranteed any such indebtedness;

                           (ix) issued or sold any of its stock, notes, bonds or other securities (including treasury shares), or any option, warrant or other rights to purchase the same;

                           (x) sustained any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

                           (xi) entered into any transaction, commitment, contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or the relinquishment of any contract or other right;

                           (xii) A) granted any severance or termination pay to any director, officer or employee of the Company, B) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, C) increased benefits payable under any existing severance or termination pay policies or employment agreements or D) increased compensation, bonus or other benefits payable to directors, officers or employees of the Company;

                           (xiii) granted any option to purchase, or other right to acquire, capital stock or any security or other instrument convertible into an equity interest of the Company to any Person (defined below);

                           (xiv)    changed any method of accounting or
         accounting practice (including in each case tax accounting);

                           (xv)     entered into, extended, amended or
         terminated, any contract, agreement, lease, franchise, permit or license or any material term of any outstanding security of the Company other than in the ordinary course of business and consistent with past practices;

                           (xvi) made any amendment to its articles of organization or operating agreement;


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                           (xvii)   had any labor dispute or pending labor
         negotiation, or any event that is expected to cause or to give rise to any such labor dispute or negotiation, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees;

                           (xviii) made any loan, advance or capital contributions to or investment in any Person; or

                           (xix) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.9(b).

                  As used in this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         SECTION 2.10 Accounts Receivable. All accounts receivable existing on the Closing Date will be valid obligations of the respective makers thereof and not subject to any offset or counterclaim. All amounts due under the Site Agreements which are currently due and payable have been collected by the Company.

         SECTION 2.11      Tangible Personal Property.   Section 2.11 of the
Disclosure Schedule lists all of the machinery, equipment, tools, parts, supplies, furniture, fixtures, personalty, and other tangible personal property (the "Tangible Personal Property") used in the Company's business. The Tangible Personal Property is in good operating condition and repair, normal wear and tear excepted. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company has good and indefeasible title to and own the Tangible Personal Property free and clear of all Encumbrances or similar rights of third parties. The Tangible Personal Property of the Company is being maintained at normal and customary levels adequate for the conduct of the business of the Company as currently conducted and includes all Tangible Personal Property and assets applicable to or used in connection with the business of the Company.

         SECTION 2.12 Inventory. The Company does not currently, and will not as of the Closing Date, own any inventory.

         SECTION 2.13 Intellectual Property. Section 2.13 of the Disclosure Schedule lists any trademark, service mark, registration thereof or application for registration therefor, (domestic and foreign) trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property (including without limitation any such right in computer software) owned by the Company or used in the conduct of the Company's business (collectively, the "Intellectual Property"). The Company is the sole owner of all such Intellectual Property and has the sole and exclusive right to use same. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to own and


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use the Intellectual Property.  The Intellectual Property of the Company is
sufficient for the conduct of the business of the Company as currently conducted.

         SECTION 2.14      Contracts.

                  (a) Section 2.14(a) of the Disclosure Schedule is a true, correct and complete list of all contracts, agreements and obligations to which the Company is a party pursuant to which the Company provides its primary business services, including, without limitation, all "Wireless Communications Consulting and Marketing Agreements" to which the Company is a party (collectively, "Management Agreements").

                  (b) Section 2.14(b) of the Disclosure Schedule is a true, correct and complete list of all contracts, agreements and obligations which have been procured by, or on behalf of, the Company pursuant to the Company performing its duties under the Management Agreements (collectively, "Site Agreements").

                  (c) Section 2.14(c) of the Disclosure Schedule is a true, correct and complete list of all contracts, agreements and obligations to which the Company is a party other than the Management Agreements and the Site Agreements (collectively, "Other Agreements"; the Management Agreements, Site Agreements and the Other Agreements are hereinafter collectively referred to as the "Contracts").

                  (d) The Company has delivered to Purchaser true, correct and complete copies of each of the Contracts, as in effect as of the date hereof. Said Contracts have not been modified or amended since the commencement of the terms specified in the respective Contracts. The Company is not in default under, or in breach of, any of the terms or conditions of the Contracts; no condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or breach by the Company of any of the terms or conditions of the Contracts; to Seller's knowledge, no counterparty to the Contracts is in default or breach thereunder; all of the Contracts are valid, binding, in full force and effect and enforceable in accordance with their terms, except that the enforceability of such Contracts and agreements may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance); and except as set forth in Section 12.14(d) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will require the consent or approval of any person pursuant to, or will result in the termination or impairment of, any such Contract.

                  (e) Except as set forth in Section 12.19(d) of the Disclosure Schedule, no consents, approvals, authorizations, filings, notifications or other actions are necessary to consummate the transactions described in this Agreement and/or for Purchaser to have the right to enforce any of the Contracts.

                  (f) The merger of the Company into the Seller and its subsequent correction, does not give rise to a default or breach by the Company of the terms or conditions of any of the Contracts. The transfer by Telesite Services, LLC of its interest in the Contracts to the Company does not give rise to a default or breach of the terms or conditions of any of the Contracts.

         SECTION 2.15 Employee Benefits.

                  (a) Schedule 2.15(a) sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect, was maintained since December 31, 1991 or which has been approved before the date hereof but is not yet effective, for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Company Employees") or with respect to which the Company or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company) has or has had any obligation on behalf of any Company Employee. Except as disclosed on Schedule 2.15(a) attached hereto, there are no other benefits to which any Company Employee is entitled or for which the Company has any obligation.

                  (b) To the extent applicable, Seller has delivered (or prior to the Closing Date, shall deliver) to the Purchaser, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying, including the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks; (ii) annual reports including but not limited to Forms
5500, 990 and 1041 for the last three (3) years for the plan and any related trust; (iii) actuarial valuation reports and financial statements for the last three years; and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

                  (c) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

                  (d) The Company is not subject to any liens, and excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions at any time.

                  (e) In the case of any Employee Benefit Plan that is a Multiemployer Plan, the Company has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by the Seller or the Company from such Employee Benefit Plan occurring on or prior to the date hereof.

                  (f) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability.

                  (g) Except as set forth on Schedule 2.15(a) attached hereto, no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Company Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

                  (h) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing will be paid by Seller including, without limitation any portion of the matching contribution required with respect to Seller's 401(k) Plan for the plan year ending after the Closing which is attributable to elective contributions made by participants in such plan prior to the Closing (including a pro rata portion of the matching contribution required with respect to elective contributions made by participants in February, 1998 and treating all participants as if they were employed by the Company as of the end of such plan year.

                  (i) The Purchaser will not, as a result of the transactions contemplated by this Agreement (or any employment by Purchaser of any Company Employee): (i) become liable for any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of the Seller or any ERISA Affiliate, including predecessors thereof, with regard to any Employee Benefit Plan or any Employee Benefit Plan sponsored, maintained or contributed to by an ERISA Affiliate (including predecessors thereof) (assuming a like definition of "Employee Benefit Plan" were applicable to ERISA Affiliates as to those same types of agreements, policies, trusts, funds and arrangements sponsored, maintained or contributed to by them) (each such plan for an ERISA Affiliate, an "ERISA Affiliate Employee Benefit Plan"), including, without limitation withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or
Section 302(a)(2) of ERISA, or (ii) be or become a party to any Employee Benefit Plan or any ERISA Affiliate Employee Benefit Plan.

         SECTION 2.16 Labor Matters. (a) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company; (b) there are no unfair labor practice complaints (or any basis therefor) pending against the Company before the National Labor Relations Board or any other Governmental Authority; (c) to Seller's knowledge, and the best knowledge of the Company, there have been no efforts by any union, or local thereof, to seek to represent, at any location where they do not currently represent such employees, any employees of the Company; and (d) there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company; and (e) neither Seller nor the Company have any knowledge that any party with whom the Company has entered a Contract is involved in or threatened with or affected by any labor dispute or other proceeding or order.

         SECTION 2.17      Taxes.

                  (a) The following terms shall have the following meanings:

                           "Tax Return" shall mean any return, report,
information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by any of the Sellers to third parties) required to be supplied to any taxing authority or jurisdiction (foreign and domestic) with respect to Taxes, and any amended Tax Returns.

                           "Taxes" shall mean any and all taxes, charges, fees,
levies or other assessments, including, without limitation, income, real or personal property, sales, withholding, use, franchise, transfer and recording taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including, without limitation, any federal, state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)); and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  (b) Except as set forth in Section 2.17(b) of the Disclosure Schedule (i) the Company has timely filed all Tax Returns required to be filed (taking into account applicable extensions) and all such returns were true, correct and complete in all material respects when filed; (ii) the Company has paid all Taxes due on such Tax Returns and has properly accrued for all Taxes with respect to the Company or the assets and properties of the Company for periods subsequent to the periods covered by such Tax Returns on financial statements provided to Purchaser; (iii) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company; (iv) the Company is not a party to any agreement providing for the allocation or sharing of Taxes; and (v) there are no liens for Taxes upon the Company.

         SECTION 2.18 Litigation. There are no pending (or the best knowledge of Seller and the Company, threatened) claims, disputes, actions, suits, arbitrations, inquiries, audits, proceedings or investigations (or any basis therefor) by or against the Company or any of its assets, properties, managers or members or against Seller with respect to the Company or the Company's assets.

         SECTION 2.19 Licenses. Except as set forth in Section 2.19 of the Disclosure Schedule, the Company is now, and at the Closing will be, the holder of all licenses, authorizations, permits and certificates (the "Licenses") required by any Governmental Authority to conduct its business, and all of the Licenses are now, and at the Closing will be, in full force and effect.

         SECTION 2.20      Compliance with Laws.  Except as set forth in
Section 2.19 of the Disclosure Schedule, the Company is not in violation of, and has not violated, any applicable Federal, state, local, foreign or other law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it; and the Company is not now charged with, and to the best knowledge of Seller and the Company, the Company is not now under investigation with respect to, any possible violation of any applicable law, regulation, order or requirement relating to any of the foregoing in connection with the business of the Company, and the Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority on or before the date hereof.

         SECTION 2.21 Insurance. Section 2.21 of the Disclosure Schedule contains a list and description of all policies of insurance and fidelity bonds relating to the assets of the Company or the business or employees of the Company (except for any such policies maintained to provide benefits to employees under a benefit plan or arrangement described in Section 2.15 hereof), presently maintained by the Company, all of which are, and will be maintained through the Closing Date, in full force and effect. All premiums thereon have been paid, and the Company has not received any notice of cancellation with respect thereto. There are no claims pending under any of said policies or bonds or disputes with underwriters. There are no pending or to the knowledge of Seller, threatened terminations of, or premium increases with respect to, any of such policies and bonds and the Company is in compliance with all conditions contained therein. The Company and Seller have no reason to believe that the insurance carried by the Company is not, or since the date of its inception has not been, adequate with respect to risks normally insured against by comparable companies similarly situated. The Company has delivered true, complete and correct copies of all insurance policies insuring the Company.

         SECTION 2.22 Bank Accounts. Section 2.22 of the Disclosure Schedule lists all of the (a) names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, and the account numbers and names of all persons authorized to draw thereon or have access thereto, and (b) locations of all lockboxes and safe deposit boxes of the Company and the names of all persons authorized to draw thereon or have access thereto.

         SECTION 2.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated under this Agreement.

         SECTION 2.24 Governmental Authorization. The execution, delivery and performance by the Company and Seller of this Agreement requires no action by or in respect of, or filing with, any Governmental Authority.

         SECTION 2.25 Amounts Owing. On or prior to the Closing Date, the Company will have collected any amounts loaned or advanced to, or receivable from, the Seller or the Company's directors, officers or consultants.

         SECTION 2.26      Employees; Immigration.

                  (a) Listed in Section 2.26(a) of the Disclosure Schedule are all of the Company's managers and employees and any and all compensation, pension or benefit arrangements, whether written or oral, between the Company and said managers and employees.

                  (b) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Company, Company has complied with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

                  (c) Section 2.26(c) of the Disclosure Schedule contains a true and complete list of all employees of Company who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

                  (d) Company has only employed individuals authorized to work in the United States. Company has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) or cause any current employee to become unauthorized to work in the United States.

         SECTION 2.27 No Undisclosed Liabilities. There are no liabilities of the Company required to be recorded or disclosed under generally accepted accounting principles, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liability, other than liabilities under this Agreement or reflected in the Disclosure Schedule or any other document delivered in connection with this Agreement.

         SECTION 2.28      Real Property.   (a)      The Company does not hold
any interest in real property (including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety).

         SECTION 2.29 Certain Interests. No manager, member or employee of the Company, nor any relative of any such manager, member or employee, nor any enterprise, firm, partnership, association, corporation or trust of which any such officer, director, shareholder or relative is an officer, trustee, director, partner, employee, agent, stockholder, owner or beneficiary, is a party to or has an interest with respect to any Contract or Lease which relates to or affects the business of the Company or has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company. For purposes of this Section 2.29, a relative of any person means any person who is related by consanguinity, marriage or adoption to such first person as a second cousin or closer relative or is a spouse of any such relative.

         SECTION 2.30 Powers of Attorney. Neither the Company nor the Seller have any outstanding powers of attorney or comparable delegations of authority in connection with the Company, its business or assets.

         SECTION 2.31 Other Information. No document or item referred to in any schedule (including, without limitation, the Disclosure Schedule) or exhibit hereto contains, and no information set forth in any such schedule, exhibit, document or item contains, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of the Company and/or Seller contained therein not misleading.

         SECTION 2.32      Environmental Compliance.  Except as disclosed in
Section 2.32 of the Disclosure Schedule:

                  (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending, or to the best knowledge of Seller or the Company, threatened by any governmental or other entity and, and to Seller knows of no facts that reasonably cause it to be that any of the foregoing are reasonably likely to occur in the future, (i) with respect to any alleged violation of any law, ordinance, rule, regulation or order of any governmental entity in connection with the conduct of the business of the Company and relating to a Hazardous Substance (as hereinafter defined) or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business of the Company relating to a Hazardous Substance, or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in 42 USC 9601) ("Hazardous Release") of any toxic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, as defined in or regulated under applicable Federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") used in connection with the business or assets of the Company.

                  (b)(i) The Company has not, handled any Hazardous Substance, on any property now or previously owned or leased by the Company (the "Properties"); (ii) no polychlorinated biphenyls ("PCBs") or urea formaldehyde was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no PCBs or urea formaldehyde is or has been present at any of the Properties that Seller or the Company knows of or of which they could reasonably be expected to know; (iii) no friable asbestos was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no friable asbestos is or has been present at any such property that Seller or the Company knows of or of which it could reasonably be expected to know; (iv) there has been no Hazardous Release of a Hazardous Substance at, on or under any of the Properties that Seller or the Company knows of or of which they could reasonably be expected to know; and (v) no Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no such Hazardous Substance in such quantity was or has become present at any of the Properties that Seller or the Company knows of or of which they could reasonably be expected to know of. Transaction triggers no environmental law that requires notice or approval of government agency which notice or approval has not been previously obtained.

                  (c) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list or, to the best knowledge of Seller or the Company, which is the subject of any federal, state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                  (d) No oral or written notification of a Hazardous Release of a Hazardous Substance has been filed by or, on behalf of, the Company and, to the best knowledge of Seller or the Company, none of the Properties is, based on any act or omission directly or indirectly within the control of the Company during the period of ownership or lease by the Company, listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (e) There are no environmental Encumbrances on any asset owned or leased by the Company, no government actions have been taken for, to the best knowledge of Seller or the Company are in process which could subject any of such assets to such Encumbrances and no notice or restriction relating to the presence of a Hazardous Substance is required to be placed in any deed to such of said assets title to which would be conveyed by use of a deed.

                  (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company in relation to any of the Properties.

                  (g) Section 2.32(g) of the Disclosure Schedule is a true, accurate and complete list of all environmental reports prepared for any of the Properties (i) at the request of Seller or the Company or (ii) to the best knowledge of Seller or the Company, at the request of any other person.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller (which representations and warranties are material to and relied upon by Seller) as follows:

         SECTION 3.1       Organization and Authority of Purchaser.   Purchaser
is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller and the Company) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect, if any, of general principles of equity.

         SECTION 3.2 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser does not and will not (i) violate or conflict with the limited partnership agreement or other organizational documents of Purchaser; (ii) conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, any Governmental Authority applicable to Purchaser; or (iii) conflict with, result in any breach of, constitute a default (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default) under, any agreement or obligation to which Purchaser is a party or subject and which would affect Purchaser's ability or authority to consummate the transactions contemplated hereby.

         SECTION 3.3 Investment Purpose. Purchaser is acquiring the Units solely for the purpose of investment and not with a view to, or for offer of sale in connection with, any distribution thereof. Purchaser acknowledges that the Units have not been registered pursuant to the Securities Act of 1933, as amended.

         SECTION 3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of the Purchaser.



                                  ARTICLE IV.

                              ADDITIONAL COVENANTS

         SECTION 4.1 Conduct of Business Prior to the Closing. (a) From the date hereof through the Closing Date, Seller and the Company hereby covenant and agree that the Company shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company and Seller will not (i) issue any shares of the stock, warrants, options, or stock equivalents or declare or make any payment on account of the purchase, redemption, retirement or acquisition or any shares of the, (ii) declare any dividends or make any distributions to Seller (iii) take any action that would have a Material Adverse Effect on the Company, (iv) incur any indebtedness for borrowed money, (v) subject the assets of the Company to any additional liens or encumbrances or mortgages, (vi) adopt or propose any change in its Articles of Organization or Operating Agreement of the Company,
(vii) merge or consolidate with any other Person, acquire a material amount of assets of any other Person, (viii) sell, lease, license or otherwise dispose of any assets or property of the Company, (ix) enter into or renew (whether by exercise of option or otherwise) or amend in any material respect any Contract or any Lease without the prior written consent of Purchaser, other than for Management Agreements or Site Agreements executed in the ordinary course of business and consistent with past practices (x) take or agree or commit to take any action that would make any representation or warranty of the Company or Seller inaccurate in any respect at, or as of any time prior to, the Closing Date or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; or (xi) permit the Company to agree or commit to do any of the foregoing.

         SECTION 4.2 Confidentiality and Public Announcements. The parties hereto agree to announce the consummation of this Agreement simultaneously at a mutually agreeable time and the content of all announcements and publicity relating to the subject matter of this Agreement will be subject to the mutual approval of Seller and Purchaser, such consent not to be unreasonably withheld, delayed or conditioned (except as otherwise required by law). After the Closing Date, Seller shall, and shall cause its representatives to, maintain the confidentiality of all non-public information concerning the Purchaser and the terms of the transaction set forth in this Agreement.

         SECTION 4.3 COBRA Compliance. From and after the Closing Date, Seller shall make available "Continuation Coverage" ((within the meaning of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and
Part 6 of Subtitle B of Title I of ERISA) (such statutory provisions are referred to herein collectively as "COBRA"), to all current or former employees (and their eligible dependents) who either (A) have experienced a "qualifying event" (within the meaning of COBRA) prior to the Closing Date and for whom the period of Continuation Coverage required by COBRA has not, as of the Closing Date, expired (such persons are hereinafter referred to as "Pre-Closing Qualified Beneficiaries"), and (B) are employees of Seller as of the Closing Date but do not become employees of Purchaser as of the Closing Date or do not otherwise receive group health coverage from Purchaser as of the Closing Date (such persons are hereinafter referred to as "Closing Date Qualified Beneficiaries"). In addition, Seller shall provide group health coverage to employees of Seller (and their eligible dependents) who are, as of the Closing Date, on a leave of absence governed by the Family and Medical Leave Act of 1993, as amended ("FMLA") (such persons are hereinafter referred to as "FMLA Persons"), in accordance with the requirements of FMLA and COBRA. Schedule 4.3 contains the name of each Pre-Closing Qualified Beneficiary and each FMLA Person. In no event, however, shall the provisions of this paragraph affect Seller's liability for any violations of COBRA occurring prior to the Closing Date with respect to any Seller employees or their eligible dependents.

         SECTION 4.4 Inconsistent Activities. From the date hereof until the Closing Date hereof, neither the Company nor any of its managers, members, employees or agents will, directly or indirectly, (a) take any action to entertain, accept, solicit, initiate or encourage any acquisition proposal or
(b) engage in negotiations with, disclose any non-public information relating to the Company or afford access to the properties, books or records of the Company to, or enter into any agreement or option with respect to the acquisition of the Company with, any Person that may be considering making, or has made, an acquisition proposal.

         SECTION 4.5 Amounts Owing. The Company has, prior to the Closing Date, collected all amounts loaned or advanced by it to, or otherwise receivable by it from Seller or from its directors, its officers, any other employee or consultant.

         SECTION 4.6 Governmental Filings, Section 338(h)(10). Seller and the Company will cooperate in preparing and, if necessary, executing all documents and governmental filings necessary to the transactions contemplated hereby. Seller shall cooperate in making any filings, and executing any documents or instruments reasonably necessary to have this transaction treated as an asset purchase and sale pursuant to Section 338(h)(10) of the Code.

         SECTION 4.7 Prepayment of Debts. Seller hereby agrees that it shall reimburse Purchaser and the Company, as the case may be, for any cost, expense or liability for prepayment penalties, fees or breakage costs incurred by any of them in connection with any termination by any of them of any loan agreement, note or other debt arrangement, prior to any date on which the obligations and rights of the parties thereto shall, by the terms hereof, expire.

         SECTION 4.8 Certain Taxes Arising in Connection with this Agreement. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be borne and paid by Seller when due.

         SECTION 4.9 Apportionment of Taxes. For purposes hereof, in order appropriately to apportion any taxes for any period that begins on or before, and ends after, the Closing Date, the parties hereto shall, to the extent permitted by applicable law, elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the end of a Taxable Period of the Company. In any case where applicable law does not permit the Company to treat the Closing Date as the end of a Taxable period of the Company, then the portion of each such Tax that is attributable to the Pre-Closing Tax Period shall be (a) in the case of a Tax that is not based on gross or net income, the total amount of such Tax for the relevant period multiplied by a fraction, the numerator of which is the number of days in the portion of the period ending with the Closing Date and the denominator of which is the total number of days in such period,and (b) in the case of a tax that is based on gross or net income, the Tax that would be due with respect to the portion of the period ending with the Closing Date, if such portion were a short Taxable period.

                                   ARTICLE V.

                               CLOSING DELIVERIES

         SECTION 5.1 Purchaser's Closing Deliveries. At Closing, Purchaser shall cause the following items to be delivered to Seller:

                  (a) Officer's Certificate. A certificate signed by a duly authorized officer of Purchaser certifying that, as of the Closing Date, the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects and all of the covenants contained in this Agreement have been complied with in all material respects.

                  (b) Cash Payments. Seller shall have received Purchaser's payment (i) of the Purchase Price for the Units in the amount of Two Hundred and Eighty-Eight Thousand Five Hundred Seventy-Five and No/100 Dollars ($288,575.00) , (ii) for the Non-Compete Agreement in the amount of $10,000.00.

                  (c) Certified Organizational Documents and Resolutions. Seller shall have received a certificate duly executed and delivered by (i) a general partner of Purchaser certifying as true, correct, complete and unrevoked (x) the limited partnership agreement of Purchaser, (y) the resolutions of the partners of Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions described herein, and (z) the incumbency of the officers executing this Agreement and any documents delivered at Closing.

         SECTION 5.2 Seller's Closing Deliveries. At Closing, Seller shall cause the following items to be delivered to Purchaser:

                  (a) Officer's Certificate. A certificate signed by a duly authorized officer of Seller certifying that, as of the Closing Date, the representations and warranties of Seller contained in this Agreement are true and correct in all material respects and all of the covenants contained in this Agreement have been complied with in all material respects.

                  (b) Certified Organizational Documents and Resolutions. Purchaser shall have received a certificate duly executed and delivered by a corporate secretary of the Company certifying as true, correct, complete and unrevoked (x) the articles of incorporation and by-laws of the Company, (y) the resolutions of the shareholders and board of directors of the Company approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (z) the incumbency of officers executing this Agreement and any documents at Closing.

                  (c) Consents Obtained; Continued Operation; Certificate. Purchaser shall have received all written consents to the transaction contemplated herein from, and there shall have been given any required notices of the transaction contemplated herein to, the appropriate party to, or issuer of, each Contract, Lease, permit, license and other document or instrument


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



specified in any Exhibit or Schedule hereto as requiring such consent or notice, without change in the financial terms thereof or, in the aggregate, any material cost to the Company incurred in connection with obtaining such consents or giving such notices. No court, arbitrator or governmental body, agency or official shall have issued any order or adopted any statute, rule or regulation, which, in the reasonable opinion of Purchaser, would materially restrain the operation by Purchaser of the business of the Company after the Closing Date. Purchaser shall have received a certificate signed by the Seller stating that the condition of the first sentence of this Section 5.2(c) has been satisfied.

                  (d) Units Certificates. Seller shall have executed and delivered to Purchaser free and clear of all Units Encumbrances, a certificate or certificates representing the Units to be sold by Seller to Purchaser hereunder, duly endorsed for transfer to Purchaser.

                  (e) Non-Competition Agreement. For the consideration referred to therein, Seller shall have executed and delivered to Purchaser the Non-Competition Agreement.

                  (f) Certificates of Good Standing. Purchaser shall have received certificates of good standing from the Secretaries of State for the State in which the Seller and Company are organized and from each state in which the Company conducts its business.

                  (g) Disclosure Schedule. Purchaser shall have received from Seller an original Disclosure Schedule executed by Seller.

                  (h) Resignation Letters. Original letters addressed to the Company and executed by each manager, officer and director of the Company (other than those employees hired at Closing by Purchaser) in which such individuals resign their respective positions with the Company.

                  (i) Side Letter Agreement. Purchaser shall have received from Seller a side letter agreement which provides for the Company to use certain office space within the Seller's office located in Little Rock, Arkansas, the exact form of said side letter agreement to be mutually agreed-upon by Seller and Purchaser at Closing.

         SECTION 5.3 Employees. Purchaser hereby agrees to offer employment at Closing to the employees set forth on Section 2.26 of the Disclosure Schedule for a period of not less than ninety (90) days; provided, however, Purchaser shall have the right to terminate any of said employees prior to the expiration of said ninety day period for "cause" as said term is defined either under the laws of the State of Arkansas or as defined in Purchaser's employee handbook.

         SECTION 5.4       Allocation Schedule.    At Closing, Seller and
Purchaser shall execute and deliver a schedule allocating the Purchase Price
(as adjusted) amongst the assets of the Company and the Non-Compete Agreement, the form and content of said schedule to be mutually agreed upon by Seller and
Purchaser.   Seller and Purchaser agree that they will
prepare and file any notice or other filings required pursuant to Section 1060 of the Code, and that any such notices or filings will be prepared based on such tax allocation of the Purchase Price.

         SECTION 5.5 Further Assurances. At any time on or after the Closing Date, each party will execute and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by another party to consummate the transaction contemplated hereby.


                                  ARTICLE VI.

                           INDEMNIFICATION; LIABILITY

         SECTION 6.1 Survival of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall survive the Closing through and expire on the close of business of the second anniversary date of the Closing Date; provided, however, the representations and warranties dealing with Tax matters shall survive through the tenth day following the running of the applicable statute of limitations after given effect to any extensions or waiver and the representations and warranties dealing with the Management Agreements shall survive through the end of the initial term of the Management Agreement in question as so provided therein.
If written notice of a claim has been given prior to, but not after, the expiration of the applicable representations and warranties by party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. The representations and warranties of the Company set forth in
Article II shall expire at Closing, and upon Closing, shall be of no further force and effect.

         SECTION 6.2 Indemnification by Seller. Except as otherwise limited by this Article, Purchaser and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) arising out of or resulting from (a) the breach of any representation or warranty by Seller or the Company contained herein or in any document delivered hereunder at the Closing; or (b) the breach of any covenant or agreement contained herein to be performed by Seller or the Company or (c) any act or omission of Sellers with respect to, or any event or circumstance related to, the ownership or operation of the assets or the conduct of the business of the Company, which act, omission, event or circumstance occurred or existed prior to or on the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date.

         SECTION 6.3 Indemnification by Purchaser. Except as otherwise limited by this Article VI, Seller shall be indemnified and held harmless by Purchaser for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) arising out of or resulting from (a) the breach of any representation or warranty by the Purchaser contained herein or in any document delivered hereunder at the Closing; or (b) the breach of any covenant or agreement by the Purchaser contained herein.

         SECTION 6.4 General Indemnification Provisions. (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification is sought under Section
6.2 or 6.3 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its own expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party, except in the case of a claim that relates to Taxes, as to which Purchaser shall assume the defense, and Seller may, at their sole expense, participate in such defense. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties thereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without prior written consent of the indemnified party, provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall pay such amount to the indemnified party; (ii) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (iii) the maximum liability of the indemnifying party relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater that the amount of the proposed settlement.

                  (b) Any payment made to or on behalf of any indemnified party shall be increased to such amount as will, after taking into account all Taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant this sentence), equal the amount of the payment otherwise due without considering the taxes payable by such party as a result of the accrual or receipt of such payment.

                  (c) Upon payment by an indemnified party to a third party of an amount subject to indemnification, the indemnifying party shall discharge its indemnification obligation by paying to the indemnified party an amount equal to the amount paid by the indemnified party to the third party.

                  (d) Unless disputed by the indemnifying parts, any payment pursuant to this Article VI shall be made not later than thirty (30) days after receipt by the indemnifying party of written notice from the indemnified party stating that an indemnifiable amount has been paid to a third party, and specifying the amount thereof and the amount of the indemnity payment requested.

                  (e) Notwithstanding the terms of this Article VI, Seller shall have no liability for indemnification under Sections 6.2 and 6.4 unless and until the aggregate amount of claims for indemnification hereunder equals or exceeds Ten Thousand and No/100 Dollars ($10,000.00) (the "Threshold Amount"). Once the aggregate amount of the claims hereunder equal or exceed the Threshold Amount, Seller shall be liable for the full amount of all such
claim amounts, including the Threshold Amount.   Purchaser shall not be
entitled to recover from Seller, under any circumastances whatsoever, an amount in excess of the sum of (i) the Cash Portion of Purchase Price plus (ii) the Royalties paid during the term set forth in Section 1.2(b)(E) of this Agreement.

         SECTION 6.5 Limits on Indemnification and Liability. The amounts for which the indemnifying party shall be liable under of this agreement shall be net of (i) any insurance proceeds received by the indemnified party and (ii) any tax benefits to the indemnified party, arising from the facts giving rise to the liability or right of indemnification.

         SECTION 6.6 Right of Offset. Pursuant to Section 1.2(b)(F) of this Agreement, Purchaser shall have the right to offset against the Royalty otherwise payable to Seller pursuant to the indemnification provisions in this
Article 6. Said right of offset, however, shall not be exclusive of any other right or remedy Purchaser may have with respect to the Section 6.1 Indemnified Claims, whether under this Agreement, at law or in equity.


                                  ARTICLE VII.

                             Intentionally Deleted.


                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 8.1 Notices. All notices, request, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery in person or upon the expiration of three days after the date of posting, if mailed by registered or certified air mail, postage prepaid, to the parties at the following addresses (or at such other address for a party and shall be specified by a notice, provided that notice of change of address shall be effective only upon receipt):

                  (a)      if to Seller or the Company:

                           Mr. David P. Tomick
                           Chief Financial Officer
                           Spectrasite Holdings, Inc.
                           800 Regency Parkway, Suite 570
                           Cary, North Carolina  27511

                           with a copy to:

                           Hutchison & Mason, PLLC
                           4011 Westchase Boulevard, Suite 400
                           Raleigh, North Carolina  27607
                           Attention:  J. Robert Tyler, III, Esq.

                  (b)      if to Purchaser:

                           Mr. Jeffrey E. Ginsberg
                           Apex Site Management
                           555 North Lane
                           Suite 6138
                           Conshohocken, PA  19428

                           with a copy to:

                           Arnall Golden & Gregory, LLP
                           1201 W. Peachtree St.; Suite 2800
                           Atlanta, GA 30309-3400
                           Attn: Michael D. Golden, Esq.

         SECTION 8.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate n good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that transactions contemplated hereby are fulfilled to the greatest extent possible.

         SECTION 8.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and undertakings with respect to the subject matter hereof, except that the Confidentiality Agreement between Purchaser and the Company shall remain in full force and effect.

         SECTION 8.5 Assignment. Purchaser may not assign to a third party its obligations to pay the Royalty without the consent of Seller; provided, such consent shall not be unreasonably withheld, delayed or conditioned; provided, further, Seller shall consent to an assignment by Purchaser of its obligation to pay the Royalty if the proposed assignee has at least the same financial strength and marketing expertise as Purchaser has on the Closing Date.

         SECTION 8.6 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         SECTION 8.7 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

         SECTION 8.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 8.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

         SECTION 8.10 Jurisdiction. Jurisdiction to resolve any controversy, claim, dispute or litigation between the parties hereto arising out of this Agreement or the transactions contemplated herein shall vest exclusively with a court of competent jurisdiction in Philadelphia, Pennsylvania.

         SECTION 8.11 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.

                                PURCHASER

                                APEX SITE MANAGEMENT, L.P.

                                By: G2 Ventures, Inc., its general partner


                                    By: /s/ Jeffrey E. Ginsberg
                                       ----------------------------------
                                          Jeffrey E. Ginsberg
                                          President

                                SELLER

                                SPECTRASITE HOLDINGS, INC.



                                By: /s/ David P. Tomick
                                   ----------------------------------
                                      David P. Tomick
                                      Chief Financial Officer


                                COMPANY

                                METROSITE MANAGEMENT, LLC



                                By: /s/ Joe L. Finley, III
                                   ----------------------------------
                                      Joe L. Finley, III
                                      President